Exhibit 99.1

Cash America First Quarter EPS Increases 15% and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--April 26, 2012--Cash America International, Inc. (NYSE: CSH) announced today that earnings per share increased 15% as net income attributable to the Company for the first quarter ended March 31, 2012 rose to $41,467,000 ($1.30 per share) compared to net income of $36,378,000 ($1.13 per share) for the same period in 2011. Earnings per share for the first three months of 2012 is above the consensus of published analyst estimates of $1.19 per share and is at the high end of the range of published analyst estimates of between $1.15 and $1.30 per share. The Company’s outlook for earnings expectations has not been updated since July 21, 2011 due to the filing of a Registration Statement on Form S-1with the Securities and Exchange Commission by the Company’s wholly-owned subsidiary that comprises its e-commerce segment, Enova International, Inc. (“Enova”), on September 15, 2011 for the proposed offering of Enova’s common stock in an initial public offering. The results for the first quarter exceeded the consensus of published analysts’ expectations due to higher overall revenue, primarily related to domestic pawn lending activities and growth in the international operations of the Company’s e-commerce segment.

Consolidated total revenue increased 25% to $457.5 million for the quarter ended March 31, 2012 compared to $364.9 million in the same period in 2011. Contributing to the growth in consolidated total revenue for the first quarter of 2012 was a 22% increase in proceeds from the disposition of merchandise and a 15% increase in pawn loan fees and service charges attributable to the Company’s U.S. pawn lending business during the quarter compared to the same quarter in 2011. The Company’s e-commerce segment generated a 47% increase in total revenue for the first quarter of 2012 compared to the first quarter of 2011, due primarily to the 91% growth in revenue attributable to its foreign operations during the quarter compared to the same period in 2011.

Consolidated net revenue increased 19% to $256.8 million for the first quarter of 2012 compared $216.1 million for the first quarter of 2011. Consolidated net revenue, which represents total revenue less the cost of disposed merchandise and the loss provision for consumer loans, benefited from a sequential increase in gross profit margin on the sale of merchandise from the quarter ended December 31, 2011 and a sequential decrease in the loan loss provision as a percentage of consumer loan fees from the quarter ended December 31, 2011. Gross profit margin on the disposition of merchandise increased sequentially from 32.6% to 33.6% from the three months ended December 31, 2011 to the three months ended March 31, 2012, respectively, and losses as a percentage of consumer loan fees decreased from 44.7% to 36.1% over the same periods, respectively. These improved metrics contributed to the Company’s reported results exceeding analyst expectations for the first quarter of 2012 as it posted a 15% increase in operating income from the retail services segment and a 33% increase in operating income from the e-commerce segment for the three months ended March 31, 2012 compared to the three months ended March 31, 2011.

Commenting on the first quarter results, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “The business activities in the first quarter of 2012 started out as we expected with continued strong seasonal growth in short term loan demand as we began the year, followed by a healthy increase in retail sales later in the quarter. Sustained demand for pawn loans led to a 14% year-over-year increase in our U.S. pawn loan balances as of March 31, 2012, and consumer loan balances continue to grow as both U.S. and foreign lending activities contributed to over a 50% increase in combined gross balances.”

Cash America will host a conference call to discuss the first quarter results on Thursday, April 26 at 7:00 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site (www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common shares outstanding. The dividend will be paid at the close of business on May 23, 2012 to shareholders of record on May 9, 2012.

The Registration Statement on Form S-1 that was filed on September 15, 2011 with the Securities and Exchange Commission in connection with a proposed initial public offering of Enova common stock by the Company and Enova has not yet become effective, which restricts the Company from issuing earnings guidance for the 2012 second quarter and year ending 2012 at this time.

About the Company

As of March 31, 2012, Cash America International, Inc. had 1,080 total locations offering specialty financial services to consumers, which include 786 lending locations (including one unconsolidated franchised location) operating in 23 states in the United States under the names “Cash America Pawn,” “SuperPawn,” “Pawn X-Change,” “Cash America Payday Advance,” and “Cashland,” and 193 pawn lending locations, of which the Company is a majority owner, operating in 21 jurisdictions in central and southern Mexico under the name “Prenda Fácil.” The Company also operated 95 unconsolidated franchised and six Company-owned check cashing centers operating in 16 states in the United States under the name “Mr. Payroll” as of March 31, 2012. Additionally, as of March 31, 2012, the Company offered consumer loans over the Internet to customers in 32 states in the United States at http://www.cashnetusa.com, in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk, in Australia at http://www.dollarsdirect.com.au, and in Canada at http://www.dollarsdirect.ca.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.dollarsdirect.com.au
http://www.enova.com	http://www.dollarsdirect.ca
http://www.cashnetusa.com	http://www.goldpromise.com
http://www.cashlandloans.com	http://www.mrpayroll.com
http://www.quickquid.co.uk	http://www.primaryinnovations.net
http://www.poundstopocket.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the potential regulation of consumer financial products and services by the Consumer Financial Protection Bureau; acceptance by consumers, legislators or regulators of the negative characterization by the media and consumer activists with respect to certain of the Company’s loan products; risks related to the Company’s previously-announced proposed initial public offering of Enova; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; changes in demand for the Company's services and the continued acceptance of the online distribution channel by the Company’s online loan customers; fluctuations in the price of gold; changes in competition; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company’s arbitration agreements; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; security breaches, cyber attacks or fraudulent activity; the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

On September 15, 2011, Enova, a wholly-owned subsidiary of the Company that comprises its e-commerce segment, filed a registration statement on Form S-1 with the Securities and Exchange Commission in connection with a proposed initial public offering of Enova common stock. The registration statement on Form S-1 that was filed with the Securities and Exchange Commission by Enova has not become effective. The offering of common stock of Enova is subject to numerous conditions, including market conditions, and the Company and Enova can provide no assurance that an offering will be made or completed. The securities to be offered under Enova’s registration statement may not be sold, nor may offers to buy be accepted prior to the time that the registration statement becomes effective. The information contained in this press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Consolidated Operations:
Total revenue	$457,488	$364,864
Net revenue	256,784	216,128
Total operating expenses	184,776	152,900

Income from operations	$72,008	$63,228

Income before income taxes	64,831	57,539

Net Income	$40,523	$35,787

Net loss attributable to the noncontrolling interest	944	591

Net Income Attributable to Cash America International, Inc.	$41,467	$36,378

Earnings per share:

Net Income attributable to Cash America International, Inc. common shareholders:

Basic	$1.40	$1.22
Diluted	$1.30	$1.13

Weighted average shares:
Basic	29,616	29,755
Diluted	31,912	32,060

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(Unaudited)

	March 31,		December 31,
	2012	2011	2011

Assets
Current assets:
Cash and cash equivalents	$63,606	$42,414	$62,542
Pawn loans	206,343	186,937	253,519
Consumer loans, net	200,365	126,135	222,778
Merchandise held for disposition, net	139,519	117,784	161,884
Pawn loan fees and service charges receivable	38,797	35,530	48,003
Prepaid expenses and other assets	34,213	31,566	31,301
Deferred tax assets	32,312	26,606	35,065
Total current assets	715,155	566,972	815,092
Property and equipment, net	250,722	220,817	246,429
Goodwill	567,830	545,665	562,721
Intangible assets, net	33,956	29,584	34,771
Other assets	15,074	14,738	15,236
Total assets	$1,582,737	$1,377,776	$1,674,249

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$88,472	$82,213	$113,113
Customer deposits	11,464	10,434	9,935
Income taxes currently payable	19,894	12,823	12,880
Current portion of long-term debt	35,939	17,689	34,273
Total current liabilities	155,769	123,159	170,201
Deferred tax liabilities	92,277	64,435	89,712
Noncurrent income tax payable	2,602	2,568	2,315
Other liabilities	1,254	1,935	1,413
Long-term debt	371,969	352,883	503,018
Total liabilities	$623,871	$544,980	$766,659

Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued and outstanding	3,024	3,024	3,024
Additional paid-in capital	164,722	164,516	167,683
Retained earnings	816,496	679,546	776,060
Accumulated other comprehensive income (loss)	3,460	9,677	(6,896)
Treasury shares, at cost (888,336 shares, 869,699 shares and 1,011,356 shares at March 31, 2012 and 2011, and at December 31, 2011, respectively)	(33,051)	(29,935)	(37,419)
Total Cash America International, Inc. shareholders' equity	954,651	826,828	902,452
Noncontrolling interest	4,215	5,968	5,138
Total equity	958,866	832,796	907,590
Total liabilities and equity	$1,582,737	$1,377,776	$1,674,249

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Revenue
Pawn loan fees and service charges	$72,899	$65,282
Proceeds from disposition of merchandise	208,383	171,927
Consumer loan fees	172,840	123,127
Other	3,366	4,528
Total Revenue	457,488	364,864
Cost of Revenue
Disposed merchandise	138,321	109,236
Consumer loan loss provision	62,383	39,500
Total Cost of Revenue	200,704	148,736

Net Revenue	256,784	216,128
Expenses
Operations and administration	170,155	140,458
Depreciation and amortization	14,621	12,442
Total Expenses	184,776	152,900
Income from Operations	72,008	63,228
Interest expense	(7,176)	(5,611)
Interest income	29	22
Foreign currency transaction gain (loss)	87	(96)
Equity in loss of unconsolidated subsidiary	(117)	(4)
Income before Income Taxes	64,831	57,539
Provision for income taxes	24,308	21,752
Net Income	40,523	35,787
Net loss attributable to the noncontrolling interest	944	591
Net Income Attributable to Cash America International, Inc.	$41,467	$36,378
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$1.40	$1.22
Diluted	$1.30	$1.13
Weighted average common shares outstanding:
Basic	29,616	29,755
Diluted	31,912	32,060
Dividends declared per common share	$0.035	$0.035

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following table outlines certain data related to the Company’s pawn loan activities as of and for the three months ended March 31, 2012 and 2011.

	2012			2011
	Domestic	Foreign	Total	Domestic	Foreign	Total
As of March 31,
Ending pawn loan balances	$189,721	$16,622	$206,343	$166,074	$20,863	$186,937
Ending merchandise balance, net	$128,206	$11,313	$139,519	$110,490	$7,294	$117,784

Three Months Ended March 31,
Pawn loan fees and service charges	$69,413	$3,486	$72,899	$60,226	$5,056	$65,282
Average pawn loan balance outstanding	$214,836	$16,067	$230,903	$180,885	$20,377	$201,262
Amount of pawn loans written and renewed	$205,454	$18,635	$224,089	$179,539	$20,886	$200,425
Annualized yield on pawn loans	129.9%	87.3%	127.0%	135.0%	100.6%	131.5%
Gross profit margin on disposition of merchandise	35.1%	9.7%	33.6%	38.0%	14.3%	36.5%
Merchandise turnover	3.5	4.0	3.6	3.4	5.5	3.5

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND OPERATING DATA
(dollars in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is the Company’s cost basis in the loan or the amount paid for the purchased merchandise.   Retail sales include the sale of jewelry and general merchandise direct to consumers through any of the Company’s retail services locations or the Internet. Commercial sales include the sale of refined gold, platinum, silver, and diamonds to brokers or manufacturers.  The following table summarizes the proceeds from the disposition of merchandise and the related profit for the three months ended March 31, 2012 and 2011.

	Three Months Ended March 31,
	2012			2011

	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$112,032	$96,351	$208,383	$97,440	$74,487	$171,927
Gross profit on disposition	$41,746	$28,316	$70,062	$38,485	$24,206	$62,691
Gross profit margin	37.3%	29.4%	33.6%	39.5%	32.5%	36.5%
Percentage of total gross profit	59.6%	40.4%	100.0%	61.4%	38.6%	100.0%

The table below summarizes the age of merchandise held for disposition before valuation allowance of $0.7 million at March 31, 2012 and 2011 (dollars in thousands).

	As of March 31,
	2012		2011
	Amount	%	Amount	%

Jewelry - held for one year or less	$87,597	62.5	$79,048	66.7
Other merchandise - held for one year or less	46,250	33.0	34,474	29.1
Total merchandise held for one year or less	133,847	95.5	113,522	95.8
Jewelry - held for more than one year	2,708	1.9	2,232	1.9
Other merchandise - held for more than one year	3,664	2.6	2,730	2.3
Total merchandise held for more than one year	6,372	4.5	4,962	4.2
Total merchandise held for disposition	$140,219	100.0	$118,484	100.0

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following table sets forth consumer loan fees by segment, adjusted for the deduction of the loan loss provision for the three months ended March 31, 2012 and 2011 (dollars in thousands):

	Three Months Ended March 31,
	2012			2011
	Retail Services	E-Commerce	Total	Retail Services	E-Commerce	Total
Short-term loans	$26,911	$121,382	$148,293	$24,730	$90,264	$114,994
Installment loans	2,461	22,086	24,547	1,105	7,028	8,133
Consumer loan fees	$29,372	$143,468	$172,840	$25,835	$97,292	$123,127
Consumer loan loss provision	4,466	57,917	62,383	3,183	36,317	39,500
Consumer loan fees, net of loss provision	$24,906	$85,551	$110,457	$22,652	$60,975	$83,627

Year-over-year change - $	$2,254	$24,576	$26,830	$(1,906)	$10,984	$9,078
Year-over-year change - %	10.0%	40.3%	32.1%	7.8%	22.0%	12.2%
Consumer loan loss provision as a % of consumer loan fees	15.2%	40.4%	36.1%	12.3%	37.3%	32.1%

In addition to providing consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either generally accepted accounting principles (“GAAP”) items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure. In addition, the Company has provided disclosure regarding consumer loans written, which is statistical data that is not included in the Company’s financial statements. The Company also provides allowances and liabilities for losses on consumer loans on a combined basis, which are GAAP measures.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables summarize selected data related to the Company’s consumer loan activities as of March 31, 2012 and 2011 and for the three months ended March 31, 2012 and 2011.

	Three Months Ended
	March 31,
	2012	2011
Combined consumer loan loss provision as a % of combined consumer loans written(a)	8.1%	6.2%
Charge-offs (net of recoveries) as a % of combined consumer loans written(a)	8.8%	7.0%
Combined consumer loan loss provision as a % of consumer loan fees	36.1%	32.1%

(a)The disclosure regarding the amount and number of consumer loans written is statistical data that is not included in the Company’s financial statements.

		As of March 31,
		2012			2011
		Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
Ending consumer loan balances:
Retail Services
Short-term loans		$38,852	$6,239	$45,091	$37,422	$6,974	$44,396
Installment loans		7,859	6,043	13,902	5,058	3,504	8,562
Total Retail Services, gross		46,711	12,282	58,993	42,480	10,478	52,958
E-Commerce
Domestic
Short-term loans		48,367	28,771	77,138	37,334	25,869	63,203
Installment loans		22,283	-	22,283	8,783	-	8,783
Total Domestic, gross		70,650	28,771	99,421	46,117	25,869	71,986

Foreign
Short-term loans		96,714	3,450	100,164	62,974	2,403	65,377
Installment loans		45,003	-	45,003	9,574	-	9,574
Total Foreign, gross		141,717	3,450	145,167	72,548	2,403	74,951
Total E-Commerce, gross		212,367	32,221	244,588	118,665	28,272	146,937

Total ending loan balance, gross		259,078	44,503	303,581	161,145	38,750	199,895
Less: Allowance and liabilities for losses	(a)	(58,713)	(1,993)	(60,706)	(35,010)	(1,711)	(36,721)
Total ending loan balance, net		$200,365	$42,510	$242,875	$126,135	$37,039	$163,174

(a)GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the Company’s credit services organization programs (the “CSO programs”), which are not recorded in the Company’s financial statements.
(b)Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following table summarizes consumer loans written for the three months ended March 31, 2012 and 2011 (dollars in thousands):

	Three Months Ended March 31,
	2012			2011
	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)	Company Owned(a)	Guaranteed by the Company(a)(b)	Combined(a)
Amount of consumer loans written:
Retail Services
Short-term loans	$175,674	$37,367	$213,041	$158,218	$41,233	$199,451
Installment loans	1,511	1,860	3,371	2,837	1,489	4,326
Total Retail Services	177,185	39,227	216,412	161,055	42,722	203,777
E-Commerce
Domestic
Short-term loans	100,058	162,282	262,340	102,789	155,345	258,134
Installment loans	11,266	-	11,266	5,629	-	5,629
Total Domestic	111,324	162,282	273,606	108,418	155,345	263,763

Foreign
Short-term loans	240,521	17,797	258,318	151,383	10,896	162,279
Installment loans	24,683	-	24,683	8,954	-	8,954
Total Foreign	265,204	17,797	283,001	160,337	10,896	171,233
Total E-Commerce	376,528	180,079	556,607	268,755	166,241	434,996

Total amount of consumer loans written	$553,713	$219,306	$773,019	$429,810	$208,963	$638,773

Number of consumer loans written:
Retail Services
Short-term loans	369,384	66,731	436,115	351,271	71,176	422,447
Installment loans	1,537	277	1,814	1,915	308	2,223
Total Retail Services	370,921	67,008	437,929	353,186	71,484	424,670
E-Commerce
Domestic
Short-term loans	316,385	219,126	535,511	303,752	215,019	518,771
Installment loans	10,015	-	10,015	6,550	-	6,550
Total Domestic	326,400	219,126	545,526	310,302	215,019	525,321

Foreign
Short-term loans	452,203	23,355	475,558	296,528	18,121	314,649
Installment loans	21,782	-	21,782	8,144	-	8,144
Total Foreign	473,985	23,355	497,340	304,672	18,121	322,793
Total E-Commerce	800,385	242,481	1,042,866	614,974	233,140	848,114

Total number of consumer loans written	1,171,306	309,489	1,480,795	968,160	304,624	1,272,784

(a)The disclosure regarding the amount and number of consumer loans written is statistical data that is not included in the Company’s financial statements.
(b)Loans guaranteed by the Company represent loans originated by third-party lenders through the CSO programs.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(dollars in thousands)

The following tables contain operating segment data for the three months ended March 31, 2012 and 2011 (dollars in thousands).

Corporate operations include corporate expenses, such as personnel, legal, occupancy, and other costs related to corporate service functions, such as executive oversight, insurance and risk management, public and government relations, internal audit, treasury, payroll, compliance and licensing, finance, accounting, tax, certain information systems and collections support and other similar services. Corporate income includes miscellaneous income not directly attributable to the Company’s segments. Corporate assets primarily include: corporate property and equipment, non-qualified savings plan assets, marketable securities, foreign exchange forward contracts and prepaid insurance.

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended March 31, 2012
Revenue
Pawn loan fees and service charges	$69,413	$3,486	$72,899	$-	$-	$-	$-	$72,899
Proceeds from disposition of merchandise	195,986	12,397	208,383	-	-	-	-	208,383
Consumer loan fees	29,372	-	29,372	69,124	74,344	143,468	-	172,840
Other	2,962	49	3,011	165	(6)	159	196	3,366
Total revenue	297,733	15,932	313,665	69,289	74,338	143,627	196	457,488
Disposed merchandise	127,128	11,193	138,321	-	-	-	-	138,321
Consumer loan loss provision	4,466	-	4,466	21,954	35,963	57,917	-	62,383
Total cost of revenue	131,594	11,193	142,787	21,954	35,963	57,917	-	200,704

Net revenue	166,139	4,739	170,878	47,335	38,375	85,710	196	256,784
Expenses
Operations and administration	91,259	8,194	99,453	23,816	26,723	50,539	20,163	170,155
Depreciation and amortization	7,132	1,128	8,260	2,612	263	2,875	3,486	14,621
Total expenses	98,391	9,322	107,713	26,428	26,986	53,414	23,649	184,776
Income (loss) from operations	$67,748	$(4,583)	$63,165	$20,907	$11,389	$32,296	$(23,453)	$72,008
As of March 31, 2012
Total assets	$844,689	$123,245	$967,934	$339,199	$143,757	$482,956	$131,847	$1,582,737
Goodwill			$357,459			$210,371		$567,830

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated

Three Months Ended March 31, 2011
Revenue
Pawn loan fees and service charges	$60,226	$5,056	$65,282	$-	$-	$-	$-	$65,282
Proceeds from disposition of merchandise	160,661	11,266	171,927	-	-	-	-	171,927
Consumer loan fees	25,835	-	25,835	58,711	38,581	97,292	-	123,127
Other	3,725	102	3,827	233	308	541	160	4,528
Total revenue	250,447	16,424	266,871	58,944	38,889	97,833	160	364,864
Disposed merchandise	99,577	9,659	109,236	-	-	-	-	109,236
Consumer loan loss provision	3,183	-	3,183	17,158	19,159	36,317	-	39,500
Total cost of revenue	102,760	9,659	112,419	17,158	19,159	36,317	-	148,736
Net revenue	147,687	6,765	154,452	41,786	19,730	61,516	160	216,128
Expenses
Operations and administration	82,561	9,261	91,822	18,904	15,315	34,219	14,417	140,458
Depreciation and amortization	6,045	1,511	7,556	2,748	192	2,940	1,946	12,442
Total expenses	88,606	10,772	99,378	21,652	15,507	37,159	16,363	152,900
Income (loss) from operations	$59,081	$(4,007)	$55,074	$20,134	$4,223	$24,357	$(16,203)	$63,228
As of March 31, 2011
Total assets	$741,075	$126,750	$867,825	$304,071	$72,054	$376,125	$133,826	$1,377,776
Goodwill			$335,383			$210,282		$545,665

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign Company-owned and franchised locations in the Company’s retail services segment offering pawn lending, consumer lending, and other services as of March 31, 2012 and 2011. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland,” “Pawn X-Change” and “Mr. Payroll.” The Company’s foreign retail services locations (of which the Company is a majority owner) operate under the name “Prenda Fácil.”

	As of March 31,
	2012			2011
	Domestic(a)(b)	Foreign(a)	Total	Domestic(a)(b)	Foreign(a)	Total
Retail services locations offering:
Both pawn and consumer lending	574	-	574	569	-	569
Pawn lending only	127	193	320	124	182	306
Consumer lending only	85	-	85	88	-	88
Other (c)	101	-	101	124	-	124
Total retail services	887	193	1,080	905	182	1,087

(a)Except as described in (c) below, includes locations that operate in 23 states in the United States as of both March 31, 2012 and 2011, respectively, and 21 jurisdictions in Mexico, as of both March 31, 2012 and 2011, respectively.

(b)Includes unconsolidated franchised locations as follows:  one location operating under the name “Cash America Pawn” as of March 31, 2012 and nine locations operating under the names “Cash America Pawn” and “SuperPawn” as of March 31, 2011.

(c)As of both March 31, 2012 and 2011, includes six and six consolidated Company-owned check cashing locations, respectively, and 95 and 118 unconsolidated franchised check cashing locations, respectively.  As of March 31, 2012 and 2011, includes locations that operate in 16 and 18 states in the United States, respectively.

E-Commerce Segment

As of March 31, 2012, the Company’s e-commerce operating segment offers consumer loans to customers over the Internet:

  in the United States at http://www.cashnetusa.com,
  in the United Kingdom at http://www.quickquid.co.uk and http://www.poundstopocket.co.uk in Australia at http://www.dollarsdirect.com.au, and
  in Canada at http://www.dollarsdirect.ca.

The following table includes, as of March 31, 2012 and 2011, the number of states in the United States and other foreign countries where the Company’s e-commerce segment operates.

	March 31, 2012	March 31, 2011
United States	32	30
United Kingdom	Y	Y
Australia	Y	Y
Canada	Y	Y

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE

Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted earnings and adjusted earnings per share, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The following table provides a reconciliation between net income attributable to the Company and diluted earnings per share calculated in accordance with GAAP to adjusted earnings and adjusted earnings per share, respectively (dollars in thousands, except per share data):

	Three Months Ended
	March 31,
	2012		2011
	$	Per Diluted Share	$	Per Diluted Share

Net income attributable to Cash America International, Inc.	$41,467	$1.30	$36,378	$1.13

Adjustments:
Intangible asset amortization, net of tax	738	0.02	1,104	0.04
Non-cash equity-based compensation, net of tax	972	0.03	769	0.02
Convertible debt non-cash interest and issuance cost amortization, net of tax	581	0.02	541	0.02
Foreign exchange (gain) loss, net of tax	(54)	-	60	-
Adjusted earnings	$43,704	$1.37	$38,852	$1.21

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, equity in earnings or loss of unconsolidated subsidiary, taxes and including the net income or loss attributable to noncontrolling interests. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess the Company’s liquidity and estimated enterprise value. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies (dollars in thousands):

	Trailing 12 Months Ended
	March 31,
	2012	2011
Net Income attributable to Cash America International, Inc.	$141,052	$119,880

Adjustments:
Depreciation and amortization expenses	56,328	45,651
Interest expense, net	27,005	22,157
Foreign currency transaction loss	1,082	422
Equity in loss of unconsolidated subsidiary	217	140
Provision for income taxes	84,916	72,219
Net loss attributable to the noncontrolling interest	(1,150)	(903)
Adjusted EBITDA	$309,450	$259,566

Adjusted EBITDA margin calculated as follows:
Total revenue	$1,675,688	$1,378,625
Adjusted EBITDA	309,450	259,566
Adjusted EBITDA as a percentage of total revenue	18.5%	18.8%

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Change in Accounting Policy

In the first quarter of 2012, the Company changed its accounting policy with respect to its foreign pawn operations to reflect nonperforming loans as “Merchandise held for disposition, net”, the proceeds received from the disposition of this merchandise as “Proceeds from disposition of merchandise” and the cost basis as “Cost of disposed merchandise” in its consolidated financial statements.

The following table summarizes the impact of the change in accounting policy on the balance sheets as of March 31, 2011 and December 31, 2011.

As of March 31, 2011	As Reported	Adjustment	As Adjusted
Pawn loans	$188,088	$(1,151)	$186,937
Merchandise held for disposition, net	110,490	7,294	117,784
Prepaid expenses and other assets	37,709	(6,143)	31,566

As of December 31, 2011	As Reported	Adjustment	As Adjusted
Merchandise held for disposition, net	$151,274	$10,610	$161,884
Prepaid expenses and other assets	41,911	(10,610)	31,301

The following tables summarize the impact of the change in accounting policy on components of net revenue for each quarter of 2011 and for the year ended December 31, 2011.

Three Months Ended March 31, 2011	As Reported	Adjustment	As Adjusted
Revenue
Pawn loan fees and service charges	$66,889	$(1,607)	$65,282
Proceeds from disposition of merchandise	160,661	11,266	171,927
Consumer loan fees	123,127	-	123,127
Other	4,528	-	4,528
Total revenue	355,205	9,659	364,864
Disposed merchandise	99,577	9,659	109,236
Consumer loan loss provision	39,500	-	39,500
Total cost of revenue	139,077	9,659	148,736
Net revenue	$216,128	$-	$216,128

Three Months Ended June 30, 2011	As Reported	Adjustment	As Adjusted
Revenue
Pawn loan fees and service charges	$68,348	$(1,895)	$66,453
Proceeds from disposition of merchandise	130,293	13,582	143,875
Consumer loan fees	132,414	-	132,414
Other	3,197	-	3,197
Total revenue	334,252	11,687	345,939
Disposed merchandise	79,275	11,687	90,962
Consumer loan loss provision	45,129	-	45,129
Total cost of revenue	124,404	11,687	136,091
Net revenue	$209,848	$-	$209,848

Three Months Ended September 30, 2011	As Reported	Adjustment	As Adjusted
Revenue
Pawn loan fees and service charges	$77,053	$(2,654)	$74,399
Proceeds from disposition of merchandise	144,821	13,065	157,886
Consumer loan fees	162,981	-	162,981
Other	3,038	-	3,038
Total revenue	387,893	10,411	398,304
Disposed merchandise	91,863	10,411	102,274
Consumer loan loss provision	60,576	-	60,576
Total cost of revenue	152,439	10,411	162,850
Net revenue	$235,454	$-	$235,454

Three Months Ended December 31, 2011	As Reported	Adjustment	As Adjusted
Revenue
Pawn loan fees and service charges	$79,601	$(3,538)	$76,063
Proceeds from disposition of merchandise	200,953	14,243	215,196
Consumer loan fees	180,124	-	180,124
Other	2,574	-	2,574
Total revenue	463,252	10,705	473,957
Disposed merchandise	134,440	10,705	145,145
Consumer loan loss provision	80,483	-	80,483
Total cost of revenue	214,923	10,705	225,628
Net revenue	$248,329	$-	$248,329

Year Ended December 31, 2011	As Reported	Adjustment	As Adjusted
Revenue
Pawn loan fees and service charges	$291,891	$(9,694)	$282,197
Proceeds from disposition of merchandise	636,728	52,156	688,884
Consumer loan fees	598,646	-	598,646
Other	13,337	-	13,337
Total revenue	1,540,602	42,462	1,583,064
Disposed merchandise	405,155	42,462	447,617
Consumer loan loss provision	225,688	-	225,688
Total cost of revenue	630,843	42,462	673,305
Net revenue	$909,759	$-	$909,759

Change in Presentation of Operating Segments

During the first quarter of 2012, the Company changed the presentation of its operating segment information to report corporate operations separately from its retail services and e-commerce segment information. Corporate administrative expense, which was previously allocated to each segment based on personnel expense, is included under the “Corporate” heading in the following tables. For comparison purposes, operations and administration expenses for prior years have been conformed to the current presentation. Corporate operations include corporate expenses, such as personnel, legal, occupancy, and other costs related to corporate service functions, such as executive oversight, insurance and risk management, public and government relations, internal audit, treasury, payroll, compliance and licensing, finance, accounting, tax, certain information systems and collections support and other similar services. Corporate income includes miscellaneous income not directly attributable to the Company’s segments. Corporate assets primarily include: corporate property and equipment, non-qualified savings plan assets, marketable securities, foreign exchange forward contracts and prepaid insurance.

The following tables present operating income for the Company’s segments for each quarter of 2011 and for the year ended December 31, 2011, as a result of the change in presentation described above.

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated
Three Months Ended March 31, 2011
Revenue
Pawn loan fees and service charges	$60,226	$5,056	$65,282	$-	$-	$-	$-	$65,282
Proceeds from disposition of merchandise	160,661	11,266	171,927	-	-	-	-	171,927
Consumer loan fees	25,835	-	25,835	58,711	38,581	97,292	-	123,127
Other	3,725	102	3,827	233	308	541	160	4,528
Total revenue	250,447	16,424	266,871	58,944	38,889	97,833	160	364,864
Disposed merchandise	99,577	9,659	109,236	-	-	-	-	109,236
Consumer loan loss provision	3,183	-	3,183	17,158	19,159	36,317	-	39,500
Total cost of revenue	102,760	9,659	112,419	17,158	19,159	36,317	-	148,736
Net revenue	147,687	6,765	154,452	41,786	19,730	61,516	160	216,128
Expenses
Operations and administration	82,561	9,261	91,822	18,904	15,315	34,219	14,417	140,458
Depreciation and amortization	6,045	1,511	7,556	2,748	192	2,940	1,946	12,442
Total expenses	88,606	10,772	99,378	21,652	15,507	37,159	16,363	152,900
Income (loss) from operations	$59,081	$(4,007)	$55,074	$20,134	$4,223	$24,357	$(16,203)	$63,228
As of March 31, 2011
Total assets	$741,075	$126,750	$867,825	$304,071	$72,054	$376,125	$133,826	$1,377,776
Goodwill			$335,383			$210,282		$545,665

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated
Three Months Ended June 30, 2011
Revenue
Pawn loan fees and service charges	$61,158	$5,295	$66,453	$-	$-	$-	$-	$66,453
Proceeds from disposition of merchandise	130,264	13,582	143,846	29	-	29	-	143,875
Consumer loan fees	27,320	-	27,320	55,212	49,882	105,094	-	132,414
Other	2,521	174	2,695	110	229	339	163	3,197
Total revenue	221,263	19,051	240,314	55,351	50,111	105,462	163	345,939
Disposed merchandise	79,252	11,687	90,939	23	-	23	-	90,962
Consumer loan loss provision	4,756	-	4,756	16,504	23,869	40,373	-	45,129
Total cost of revenue	84,008	11,687	95,695	16,527	23,869	40,396	-	136,091
Net revenue	137,255	7,364	144,619	38,824	26,242	65,066	163	209,848
Expenses
Operations and administration	81,772	7,936	89,708	19,463	20,176	39,639	18,369	147,716
Depreciation and amortization	6,223	1,460	7,683	2,574	208	2,782	1,843	12,308
Total expenses	87,995	9,396	97,391	22,037	20,384	42,421	20,212	160,024
Income (loss) from operations	$49,260	$(2,032)	$47,228	$16,787	$5,858	$22,645	$(20,049)	$49,824
As of June 30, 2011
Total assets	$836,555	$135,852	$972,407	$304,586	$92,342	$396,928	$134,902	$1,504,237
Goodwill			$336,392			$210,282		$546,674

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated
Three Months Ended September 30, 2011
Revenue
Pawn loan fees and service charges	$69,025	$5,374	$74,399	$-	$-	$-	$-	$74,399
Proceeds from disposition of merchandise	144,820	13,065	157,885	1	-	1	-	157,886
Consumer loan fees	32,677	-	32,677	67,320	62,984	130,304	-	162,981
Other	2,521	16	2,537	49	294	343	158	3,038
Total revenue	249,043	18,455	267,498	67,370	63,278	130,648	158	398,304
Disposed merchandise	91,863	10,411	102,274	-	-	-	-	102,274
Consumer loan loss provision	7,513	-	7,513	25,472	27,591	53,063	-	60,576
Total cost of revenue	99,376	10,411	109,787	25,472	27,591	53,063	-	162,850
Net revenue	149,667	8,044	157,711	41,898	35,687	77,585	158	235,454
Expenses
Operations and administration	85,419	8,138	93,557	24,115	23,508	47,623	16,259	157,439
Depreciation and amortization	7,090	1,488	8,578	2,634	218	2,852	3,420	14,850
Total expenses	92,509	9,626	102,135	26,749	23,726	50,475	19,679	172,289
Income (loss) from operations	$57,158	$(1,582)	$55,576	$15,149	$11,961	$27,110	$(19,521)	$63,165
As of September 30, 2011
Total assets	$885,572	$121,326	$1,006,898	$323,699	$115,905	$439,604	$131,651	$1,578,153
Goodwill			$327,887			$210,282		$538,169

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated
Three Months Ended December 31, 2011
Revenue
Pawn loan fees and service charges	$71,420	$4,643	$76,063	$-	$-	$-	$-	$76,063
Proceeds from disposition of merchandise	200,953	14,243	215,196	-	-	-	-	215,196
Consumer loan fees	33,360	-	33,360	72,909	73,855	146,764	-	180,124
Other	2,402	253	2,655	201	(545)	(344)	263	2,574
Total revenue	308,135	19,139	327,274	73,110	73,310	146,420	263	473,957
Disposed merchandise	134,440	10,705	145,145	-	-	-	-	145,145
Consumer loan loss provision	8,549	-	8,549	31,401	40,533	71,934	-	80,483
Total cost of revenue	142,989	10,705	153,694	31,401	40,533	71,934	-	225,628
Net revenue	165,146	8,434	173,580	41,709	32,777	74,486	263	248,329
Expenses
Operations and administration	89,495	8,269	97,764	26,095	25,545	51,640	16,251	165,655
Depreciation and amortization	6,806	1,412	8,218	2,457	232	2,689	3,642	14,549
Total expenses	96,301	9,681	105,982	28,552	25,777	54,329	19,893	180,204
Income (loss) from operations	$68,845	$(1,247)	$67,598	$13,157	$7,000	$20,157	$(19,630)	$68,125
As of December 31, 2011
Total assets	$941,801	$117,470	$1,059,271	$352,244	$135,774	$488,018	$126,960	$1,674,249
Goodwill			$352,439			$210,282		$562,721

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Total	Corporate	Consolidated
Year Ended December 31, 2011
Revenue
Pawn loan fees and service charges	$261,829	$20,368	$282,197	$-	$-	$-	$-	$282,197
Proceeds from disposition of merchandise	636,698	52,156	688,854	30	-	30	-	688,884
Consumer loan fees	119,192	-	119,192	254,152	225,302	479,454	-	598,646
Other	11,170	545	11,715	593	286	879	743	13,337
Total revenue	1,028,889	73,069	1,101,958	254,775	225,588	480,363	743	1,583,064
Disposed merchandise	405,132	42,462	447,594	23	-	23	-	447,617
Consumer loan loss provision	24,001	-	24,001	90,535	111,152	201,687	-	225,688
Total cost of revenue	429,133	42,462	471,595	90,558	111,152	201,710	-	673,305
Net revenue	599,756	30,607	630,363	164,217	114,436	278,653	743	909,759
Expenses
Operations and administration	339,247	33,604	372,851	88,577	84,544	173,121	65,296	611,268
Depreciation and amortization	26,165	5,871	32,036	10,413	850	11,263	10,850	54,149
Total expenses	365,412	39,475	404,887	98,990	85,394	184,384	76,146	665,417
Income (loss) from operations	$234,344	$(8,868)	$225,476	$65,227	$29,042	$94,269	$(75,403)	$244,342

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100